UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2007

BLACK HAWK EXPLORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-131048
(Commission File Number)

N/A
(IRS Employer Identification No.)

8391 Beverly Blvd., #305 Los Angeles, CA 90048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 323-275-8475

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 16, 2007, our Board of Directors appointed Andrew von Kursell as a director of our company. Mr. von Kursell has over 44 years experience in various sectors of the mining industry and is a broadly experienced senior mining executive with proven success in the initiation, negotiation, planning and operation of major projects domestically and abroad. Mr. von Kursell has also gained extensive knowledge of regulatory agencies and in dealing with investors and financial institutions.

Mr. von Kursell is a mining engineer who has previously held various senior management positions with a number of public exploration companies including the positions of President and Chief Executive Officer with Pencari Mining Corporation and Vice President of Cypress Anvil Mining Corporation. Mr. von Kursell was also General Superintendent for Cominco's Pine Point Project.

Mr. von Kursell has no family relationships with any of our other directors or officers and he is not, nor has he been for the past two years, a party to any transaction with our company in which he had or has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007

BLACK HAWK EXPLORATION

/s/ Garrett Ainsworth
Garrett Ainsworth,
President, Secretary & Director